Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES SECOND QUARTER 2022 RESULTS

●	Net income of $10 million and earnings per share of $1.12; return on equity of 8%

●	Net income includes MSR Fair Value Net gain of $34 million and asset sales loss and other unfavorable mark-to-market adjustments of $15 million

●	Book value per share of $59 as of June 30, 2022, up 22% from June 30, 2021

●	Purchased $25 million in PHH bonds below par; repurchased $17 million of stock as of July 31

●	Total liquidity of $266 million

West Palm Beach, FL – (August 4, 2022) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its second quarter 2022 results and provided an update on the Company’s key business priorities.

The Company reported GAAP net income of $10 million for the second quarter with an adjusted pre-tax loss of $26 million (see “Note Regarding Non-GAAP Financial Measures” below). Second quarter results reflect higher interest rates and spreads and planned asset sales.

Glen A. Messina, President and CEO of Ocwen, said, “Our balanced and diversified business model continues to help us offset the impact of a higher interest rate and spread environment and provide flexibility to adjust to a dynamic mortgage market. Our results were driven by appreciation of our owned MSRs and a shift to higher margin originations products in Correspondent, partially offset by losses and transaction costs of planned asset sales, and lower revenue in reverse originations due to widening spreads and higher rates. We continue to execute on our expense reduction actions to align our cost structure to lower forward originations market demand and expect to realize the full run rate benefit of our efforts in the fourth quarter. I am pleased with the performance of our stock repurchase plan, buying back $17 million worth of shares through July.”

Messina continued, “With industry forecasts projecting a significant decline in total volume year over year and flat to modest growth over the next few years, we are executing a series of actions that we believe can create value through this cycle. We will continue to leverage the strength of our balanced business model as we seek to drive prudent growth adapted for the environment, reduce our cost structure, optimize liquidity and diversify financing sources, and allocate capital to maximize value for our shareholders.”

Second Quarter 2022 Operating and Business Highlights

●	Total servicing portfolio increased to $288 billion, up 22% compared to 2Q’21

●	Total servicing additions of $27 billion, up 31% compared to 1Q’22

●	Reverse servicing and subservicing combined UPB of $32 billion, up over 4X compared to 2Q’21

●	Robust subservicing sales pipeline of over $400 billion as of June 30, 2022, including $70 billion in Reverse subservicing

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●	Reverse originations up 27% compared to 2Q’21

●	Higher margin Correspondent products and services (GNMA, Best Efforts and Non-Delegated) volume up 91% compared to 2Q’21

●	Refinance recapture rate 51%, compared to 30% in 2Q’21

●	Total annualized operating expenses down 7 bps from 27 bps in 2Q’21 to 20 bps in 2Q’22

●	Total liquidity of $266 million as of June 30, an increase of $73 million over December 31, 2021 and $9 million over June 30, 2021

Webcast and Conference Call

Ocwen will hold a conference call on Thursday, August 4, 2022 at 8:30 a.m. (ET) to review the Company’s second quarter 2022 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (877) 300-8521 or (412) 317-6026 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the ability of our recent strategic transactions to improve our earnings. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators; our ability to improve our financial performance through cost and productivity improvements; the extent to which our MSR asset vehicle (MAV), other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; whether we will increase the total investment commitments in MAV, and if so, when and on what terms; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; the quantity, timing and long-term impact of additional stock repurchases; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship with Rithm Capital Corp. (formerly New Residential Investment Corp., or NRZ); the performance of our lending business in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date.

Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted expenses.

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We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that these presentations may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss) nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2022, without changing the categories or measurement of items included in our Notables, we clarified the definition of certain Notables and combined or separately itemized certain line items in the tables below in order to be more descriptive regarding the types and measurement of our Notables, because management believed doing so would further supplement investors’ means of evaluating our results. The presentation of past periods has been conformed to the current presentation.

Expense Notables

In the table titled “Expense Overview”, we adjust GAAP operating expenses for the following factors: compensation and benefit expenses related to severance, retention and other actions associated with cost and productivity improvement efforts; significant legal and regulatory settlement expense items(a); and certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense or reversals attributable to stock price changes, and other expenses associated with significant transactions that are not attributable to or indicative of our ongoing operations, in order to offer additional visibility on underlying results and trends and provide investors with a supplemental means of evaluating our expenses, as evaluated by management.

(a)	Including however not limited to CFPB and certain legacy litigation related legal expenses and state regulatory action related legal expenses.

Expense Overview

($ in millions)		Q2’22	Q1’22	Q2’21

I	Operating Expenses (as reported)	144	127	150
	Adjustments for Notables(a)(e)
	Significant legal and regulatory settlement (expenses) recoveries	6	5	(6)
	Expense recoveries	0	4	(0)
	Severance and retention(b)	(5)	(1)	-
	LTIP stock price changes(c)	(0)	11	(2)
	Other(d)(e)	(0)	(1)	(4)
II	Expense Notables	1	17	(13)
III	Adjusted Expenses (I + II)	145	144	137

a)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information
b)	Severance and retention due to organizational rightsizing or reorganization
c)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period
d)	Includes costs associated with strategic transactions including transaction costs related to the reverse subservicing acquisition from RMS(MAM)
e)	Starting with the three months ended June 30, 2022, we have separately presented Severance and retention and LTIP stock price changes as separate Notables to further isolate the estimated impact of these respective items. In prior periods, Severance and retention and LTIP stock price changes had been included in Other.

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Income Statement Notables

In the table titled “Income Overview” below, we show certain adjustments to GAAP pre-tax income (loss) for the following factors: Expense Notables, as detailed above; changes in fair value of our MSRs due to changes in market interest rates, valuation inputs and other assumptions, net of MSR hedge positions; changes in fair value in our NRZ and MAV Pledged MSR liability due to changes in market interest rates, valuation inputs and other assumptions; changes in fair value of our reverse portfolio, net of HMBS related borrowings due to changes in market interest rates, valuation inputs and other assumptions; and certain other non-routine transactions, consistent with the intent of providing investors with a supplemental means of evaluating our pre-tax income/(loss), as evaluated by management.

Income Overview

($ in millions )		Q2’22	Q1’22	Q2’21

I	Reported Pre-Tax Income / (Loss)	9	61	(22)
	Adjustments for Notables(a)(g)
	Expense Notables (from prior table)	(1)	(17)	13
	MSR FV Change, net of MSR hedge(b)(e)	(98)	(129)	13
	NRZ/MAV MSR Liability FV Change(c)(e)	40	55	8
	Reverse FV Change(d)(e)	25	18	(5)
	Other(f)	(1)	1	(1)
II	Total Income Statement Notables	(36)	(72)	28
III	Adjusted Pre-tax Income (Loss) (I+II)	(26)	(11)	6

a)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information
b)	MSR FV changes that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall unrealized gains / (losses) on MSR hedge, a component of MSR valuation adjustment, net. The adjustment does not include valuation gains on MSR purchases of $2.7M for Q2 2022, $1.1M for Q1 2022 and $9.0M for Q2 2021.
c)	FV changes of Pledged MSR liabilities associated with NRZ and MAV transferred MSR that are due to changes in market interest rates, valuation inputs or other assumptions, a component of Pledged MSR liability expense
d)	FV changes of loans Held For Investment and HMBS related borrowings due to market interest rates and assumptions, a component of Reverse mortgage revenue, net
e)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our independent valuation expert
f)	Other contains non-routine transactions including but not limited to gain on debt extinguishment and early asset retirement recorded in other income expense
g)	Starting with the three months ended June 30, 2022, we have presented MSR fair value changes due to changes in market interest rates, valuation inputs or other assumptions as one Notable item to align with the presentation of our income statement. In prior periods, we separately presented MSR fair value changes due to changes in market interest rates, valuation inputs or other assumptions for the Agency and Non-Agency MSRs.

FOR FURTHER INFORMATION CONTACT:

Dico Akseraylian

T: (856) 917-0066

E: mediarelations@ocwen.com

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